Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Maguire Properties, Inc.:

We consent to the incorporation by reference in Registration Statement No. 333-118826 on Form S-3 and in Registration Statement No. 333-106622 on Form S-8 of our report dated March 25, 2005, relating to the combined statement of revenues and certain expenses of the Acquisition Properties of Maguire Properties, Inc., appearing in this Current Report on Form 8-K/A of Maguire Properties, Inc. dated May 31, 2005.

Deloitte & Touche LLP

Los Angeles, California
May 31, 2005